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INCORPORATED UNDER THE LAWS OF                             COMMON STOCK
    THE STATE OF DELAWARE


                             [WATERLINK, INC. LOGO]

THIS CERTIFICATE IS TRANSFERABLE IN                     CUSIP 94155N 10 5
       NEW YORK, NY                          SEE REVERSE FOR CERTAIN DEFINITIONS
                                                        AND RIGHTS LEGEND

                                WATERLINK, INC.


THE CERTIFIES THAT






IS THE OWNER OF


     fully paid and non-assessable Shares of the par value, $.001 per share of the COMMON STOCK of

Waterlink, Inc. (hereinafter called the "Corporation") transferable on the books of the Corporation by said holder in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificates is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      In Witness Whereof, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

DATED

COUNTERSIGNED AND REGISTERED:
 AMERICAN STOCK TRANSFER & TRUST COMPANY
          (NEW YORK, NY)

                              [WATERLINK, INC. SEAL]

                                               /s/ Chet S. Ross
                  TRANSFER AGENT           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  AND REGISTRAR
BY

                    AUTHORIZED SIGNATURE               /s/ Kathleen S. Donatini
                                                                      SECRETARY

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         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO
         REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they where written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT -- ______ Custodian _______
TEN ENT - as tenants by the entireties                  (Cust)           (Minor)
JT TEN  - as joint tenants with right of           under Uniform Gifts to Minors
          survivorship and not as tenants          Act ______________________
          in common                                            (State)

   Additional abbreviations may also be used though not in the above list.


     For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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__________________________________________________________________ shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

____________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________


                  X
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          NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME
                  AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


This certificate also evidences and entitles the holder hereof to certain
Rights as set forth in a Rights Agreement between Waterlink, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 23, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Waterlink, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Waterlink, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such person or by any subsequent holder, may become null and void.